Exhibit 5.1
Simpson Thacher & Bartlett LLP

425 LEXINGON AVENUE
NEW YOR K, NY 10017-3954

TELEPHONE : +1-212-455-2000
FACSIMILE : +1-212-455-2502

March 2, 2020

Ingersoll Rand Inc.
800-A Beaty Street
Davidson, NC 28306

Ladies and Gentlemen:

We have acted as counsel to Ingersoll Rand Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of an aggregate of up to 11,000,000 shares, par value $0.01 per share, of the Company (the “Shares”), that may be issued by the Company pursuant to the Ingersoll Rand Inc. Amended and Restated 2017 Omnibus Incentive Plan (the “Plan”).

We have examined the Registration Statement and the Plan, which has been filed as an exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that upon issuance and delivery in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

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